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                                                                 EXHIBIT 99.1(2)

                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
               40 WEEKS ENDED OCTOBER 5, 2003 AND OCTOBER 6, 2002

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
                                                                                2003                         2002
                                                                     ---------------------------   -------------------------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Restaurant sales                                                    $571,821        99.3%       $377,691        99.0%
      Commissary sales                                                       4,197         0.7%          3,704         1.0%
                                                                     ---------------------------   -------------------------
                                                                           576,018       100.0%        381,395       100.0%
Costs and Expenses:
      Cost of restaurant sales:
         Cost of food and beverage                                         165,486        28.9%        108,285        28.7%
         Payroll and benefits                                              189,605        33.2%        118,050        31.3%
         Restaurant operating costs                                        104,775        18.3%         65,624        17.4%
      Cost of commissary sales                                               3,954         0.7%          3,466         0.9%
      Advertising, general and administrative expenses                      41,385         7.2%         27,858         7.3%
      Depreciation and amortization                                         27,423         4.8%         19,300         5.1%
      Preopening costs                                                       5,535         1.0%          4,143         1.1%
                                                                     ---------------------------   -------------------------
                                                                           538,163        93.4%        346,726        90.9%
                                                                     ---------------------------   -------------------------

Income from Operations                                                      37,855         6.6%         34,669         9.1%

Other (Income) Expense:
      Interest expense, net                                                 10,425         1.8%          4,205         1.1%
      Other, net                                                               (98)        0.0%           (87)         0.0%
                                                                     ---------------------------   -------------------------
                                                                            10,327         1.8%          4,118         1.1%
                                                                     ---------------------------   -------------------------

Earnings Before Income Taxes                                                27,528         4.8%         30,551         8.0%
Income Taxes                                                                 9,112         1.6%         10,616         2.8%
                                                                     ---------------------------   -------------------------
Earnings before cumulative effect of
      change in accounting principle                                        18,416         3.2%         19,935         5.2%
Cumulative effect of change in
      accounting principle, net                                                 --         0.0%         (6,123)       (1.6)%
                                                                     ---------------------------   -------------------------

Net Earnings                                                               $18,416         3.2%        $13,812         3.6%
                                                                     ===========================   =========================

Basic Earnings per Share:
      Earnings before cumulative effect of
         change in accounting principle                                      $0.86                       $1.07
      Cumulative effect of change in
         accounting principle, net                                            0.00                       (0.33)
                                                                     --------------                ------------
      Net Earnings                                                           $0.86                       $0.74
                                                                     ==============                ============
      Weighted Average Shares Outstanding                                   21,507                      18,645
                                                                     ==============                ============

Diluted Earnings per Share:
      Earnings before cumulative effect of
         change in accounting principle                                      $0.83                       $1.01
      Cumulative effect of change in
         accounting principle, net                                            0.00                      (0.31)
                                                                     --------------                ------------
      Net Earnings                                                           $0.83                       $0.70
                                                                     ==============                ============
      Weighted Average Shares Outstanding                                   22,222                      19,795
                                                                     ==============                ============
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